Exhibit 99.1

Bunge Reports Third Quarter 2019 Results

White Plains, NY - October 30, 2019 - Bunge Limited (NYSE:BG)

•	Q3 GAAP EPS of $(10.57) vs. $2.39 in the prior year; $1.41 vs. $2.52 on an adjusted basis

•	Results included ~$1.7 billion of charges related to portfolio initiatives, primarily the formation of the joint venture for the Brazilian Sugar & Bioenergy business

•	Agribusiness managed challenging markets well and benefited from approximately $25 million of net mark-to-market gains, which included $95 million of new gains on forward soy crush margin contraction

•	Food & Ingredients performed well, driven by strength in Edible Oils

•	Progress continues on streamlining global business structure

➢	Overview

Greg Heckman, Bunge’s Chief Executive Officer, commented, “We navigated uncertain and deteriorating market conditions well. While we expect headwinds to continue, we are making progress on our key priorities. We have improved our operational execution, as well as our discipline around risk management. Our decision to combine our global and North American headquarters in St. Louis is an important step in the work underway to streamline our global business structure. We will continue to focus on the business drivers within our control as we execute our mission of delivering results and driving increased returns to shareholders.”

➢	Financial Highlights

	Quarter Ended September 30,		Nine Months Ended September 30,
US$ in millions, except per share data	2019	2018	2019	2018
Net income (loss) attributable to Bunge	$(1,488)	$365	$(1,229)	$332

Net income (loss) per common share from continuing operations-diluted	$(10.57)	$2.39	$(8.87)	$2.08

Net income (loss) per common share from continuing operations-diluted, adjusted (a)	$1.41	$2.52	$3.32	$2.64

Total Segment EBIT (a)	$(1,440)	$535	$(935)	$667
Certain (gains) & charges (b)	1,744	38	1,775	108
Total Segment EBIT, adjusted (a)	$304	$573	$840	$775
Agribusiness (c)	$153	$485	$462	$655
Oilseeds	$107	$367	$369	$473
Grains	$46	$118	$93	$182
Food & Ingredients (d)	$86	$62	$203	$162
Sugar & Bioenergy	$53	$3	$21	$(57)
Fertilizer	$22	$23	$29	$15
Other (e)	$(10)	$—	$125	$—

(a)	Total Segment earnings before interest and tax (“Total Segment EBIT”); Total Segment EBIT, adjusted; Net income (loss) per common share from continuing operations-diluted, adjusted; Adjusted funds from operations and ROIC are non-GAAP financial measures. Reconciliations to the most directly comparable U.S. GAAP measures are included in the tables attached to this press release and the accompanying slide presentation posted on Bunge’s website. See Note 13 for a reconciliation of Cash provided by (used for) operating activities to Adjusted funds from operations.

(b)	Certain gains & (charges) included in Total Segment EBIT. See Additional Financial Information for detail.

(c)	See footnote 12 for a description of the Oilseeds and Grains businesses in Bunge’s Agribusiness segment.

(d)	Includes Edible Oil Products and Milling Products segments.

(e)	Represents amounts attributable to corporate and other items not allocated to the reportable segments.

➢	Third Quarter Results

Agribusiness

In Oilseeds, soy crush margins were lower globally driven by the combination of farmer retention of soybeans in anticipation of higher prices and soft export demand for soymeal. Results were negatively impacted by approximately $70 million of mark-to-market reversals on soy crushing contracts, which favorably impacted Q2. However, a decrease in forward soy crush margins during the third quarter resulted in new mark-to-market gains of approximately $95 million, benefiting our results. As we execute on these contracts, mainly in the fourth quarter, we expect these gains to reverse. Softseed processing results were higher than last year, as were results in trading & distribution.

In Grains, origination results were lower in North and South America primarily due to soft export demand, farmer retention related to the U.S.-China trade dispute and the delayed harvest in the U.S. Results in ocean freight and trading & distribution were lower than last year.

Edible Oil Products

Improved performance was largely driven by higher results in North America and Brazil, which benefited from better supply-demand balance of soy oil, as well as improved execution. Bunge Loders Croklaan also contributed to the increased results.

Milling

The decline in segment performance was primarily driven by lower margins in the U.S. and lower volumes and margins in Mexico. Results in Brazil were comparable to last year.

Sugar & Bioenergy

Higher sugarcane milling results were primarily driven by $32 million of lower depreciation due to the Brazilian sugarcane milling business being classified as held for sale, increased cane crush volumes and higher ethanol prices.

Fertilizer

Slightly lower results were in line with the prior year.

Cash Flow

Cash used by operations in the nine months ended September 30, 2019 was approximately $1.3 billion compared to cash used of approximately $3.3 billion in the same period last year. The year-over-year variance was primarily due to a smaller inventory build this year. Trailing four-quarter adjusted funds from operations was approximately $1.0 billion as of the quarter ended September 30, 2019.

Income Taxes

Income taxes for the nine months ended September 30, 2019 were $70 million, which included notable tax benefits of $30 million. The prior year included a $15 million notable tax benefit.

➢	Outlook

Based on the current agribusiness environment, which has become more challenging, the Company now expects a decline in earnings versus 2018. This outlook excludes notable items, the favorable impact of Bunge Ventures’ investment in Beyond Meat and higher results in Sugar & Bioenergy.

Additionally, the Company expects the following for 2019: A tax rate in the range of 20% to 24% excluding notable items; net interest expense in the range of $290 to $300 million; capital expenditures in the range of $520 to $540 million, of which approximately $115 million is related to sugarcane milling; and depreciation, depletion and amortization of approximately $550 million.

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➢	Conference Call and Webcast Details

Bunge Limited’s management will host a conference call at 8:00 a.m. EDT on Wednesday, October 30, 2019 to discuss the company’s results.

Additionally, a slide presentation to accompany the discussion of results will be posted on www.bunge.com.

To listen to the call, please dial (877) 270-2148. If you are located outside the United States or Canada, dial (412) 902-6510. Please dial in five to 10 minutes before the scheduled start time. The call will also be webcast live at www.bunge.com.

To access the webcast, go to “Webcasts and presentations” in the “Investors” section of the company’s website. Select “Q3 2019 Bunge Limited Conference Call” and follow the prompts. Please go to the website at least 15 minutes prior to the call to register and download any necessary audio software.

A replay of the call will be available later in the day on October 30, 2019, continuing through November 30, 2019. To listen to it, please dial (877) 344-7529 in the United States, (855) 669-9658 in Canada, or +1 (412) 317-0088 in other locations. When prompted, enter confirmation code 10135433. A replay will also be available in “Past events” at “Webcasts and presentations” in the “Investors” section of the company’s website.

➢	About Bunge Limited

Bunge (www.bunge.com, NYSE: BG) is a world leader in sourcing, processing and supplying oilseed and grain products and ingredients. Founded in 1818, Bunge’s expansive network feeds and fuels a growing world, creating sustainable products and opportunities for more than 70,000 farmers and the consumers they serve across the globe. The company is headquartered in New York and has 31,000 employees worldwide who stand behind more than 360 port terminals, oilseed processing plants, grain silos, and food and ingredient production and packaging facilities around the world.

➢	Website Information

We routinely post important information for investors on our website, www.bunge.com, in the “Investors” section. We may use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

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➢	Cautionary Statement Concerning Forward-Looking Statements

This press release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “plan,” “intend,” “estimate,” “continue” and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. The following important factors, among others, could cause actual results to differ from these forward-looking statements: the outcome and effects of the Board’s strategic review; our ability to attract and retain executive management and key personnel;  industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products used in our business; fluctuations in energy and freight costs and competitive developments in our industries; the effects of weather conditions and the outbreak of crop and animal disease on our business; global and regional agricultural, economic, financial and commodities market, political, social and health conditions; the outcome of pending regulatory and legal proceedings; our ability to complete, integrate and benefit from acquisitions, dispositions, joint ventures and strategic alliances; our ability to achieve the efficiencies, savings and other benefits anticipated from our cost reduction, margin improvement and other business optimization initiatives; changes in government policies, laws and regulations affecting our business, including agricultural and trade policies, tax regulations and biofuels legislation; and other factors affecting our business generally. The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

Investor Contact: Ruth Ann Wisener Bunge Limited 914-684-3273 ruthann.wisener@bunge.com	Media Contact: Bunge News Bureau Bunge Limited 917-659-9209 news@bunge.com

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➢	Additional Financial Information

The following tables provide a summary of certain gains and charges that may be of interest to investors, including a description of these items and their effect on net income (loss) attributable to Bunge, earnings per share diluted and total segment EBIT for the quarters and nine months ended September 30, 2019 and 2018.

(US$ in millions, except per share data)	Net Income (Loss) Attributable to Bunge		Earnings Per Share Diluted		Total Segment EBIT (7)
Quarter Ended September 30,	2019	2018	2019	2018	2019	2018

Agribusiness: (1)	$(99)	$(20)	$(0.66)	$(0.14)	$(109)	$(21)
Severance, employee benefit, and other costs	(4)	(6)	(0.03)	(0.04)	(6)	(7)
Impairment charges	(84)	—	(0.56)	—	(92)	—
Expired indemnification asset	(11)	—	(0.07)	—	(11)	—
Loss on disposition of equity investment	—	(14)	—	(0.10)	—	(14)

Edible Oil Products: (2)	$(18)	$(1)	$(0.12)	$(0.01)	$(19)	$(2)
Severance, employee benefit, and other costs	(2)	—	(0.01)	—	(2)	(1)
Impairment charges	(16)	—	(0.11)	—	(17)	—
Acquisition and integration costs	—	(1)	—	(0.01)	—	(1)

Milling Products: (3)	$(6)	$—	$(0.03)	$—	$(8)	$—
Severance, employee benefit, and other costs	(1)	—	—	—	(2)	—
Impairment charges	(5)	—	(0.03)	—	(6)	—

Sugar & Bioenergy: (4)	$(1,607)	$(3)	$(10.69)	$(0.02)	$(1,607)	$(3)
Severance, employee benefit, and other costs	(1)	(1)	(0.01)	(0.01)	(1)	(1)
Impairment charges	(2)	—	(0.01)	—	(2)	—
Charges related to assets classified as held for sale	(1,603)	—	(10.66)	—	(1,603)	—
Sugar restructuring charges	(1)	(2)	(0.01)	(0.01)	(1)	(2)

Fertilizer: (5)	$—	$—	$—	$—	$(1)	$—
Impairment charges	—	—	—	—	(1)	—

Income Taxes and Other: (6)	$30	$6	$0.20	$0.04	$—	$(12)
Income tax benefits	30	15	0.20	0.11	—	—
Loss on extinguishment of debt	—	(9)	—	(0.07)	—	(12)

Total	$(1,700)	$(18)	$(11.30)	$(0.13)	$(1,744)	$(38)

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(US$ in millions, except per share data)	Net Income (Loss) Attributable to Bunge		Earnings Per Share Diluted		Total Segment EBIT (7)
Nine Months Ended September 30,	2019	2018	2019	2018	2019	2018

Agribusiness: (1)	$(115)	$(37)	$(0.77)	$(0.26)	$(127)	$(43)
Severance, employee benefit, and other costs	(14)	(24)	(0.10)	(0.17)	(18)	(30)
Impairment charges	(90)	—	(0.60)	—	(98)	—
Expired indemnification asset	(11)	—	(0.07)	—	(11)	—
Gain (loss), net on disposition of equity investment and subsidiary	—	(13)	—	(0.09)	—	(13)

Edible Oil Products: (2)	$(24)	$(15)	$(0.16)	$(0.11)	$(26)	$(17)
Severance, employee benefit, and other costs	(5)	(4)	(0.03)	(0.03)	(6)	(6)
Impairment charges	(16)	—	(0.11)	—	(17)	—
Acquisition and integration costs	(3)	(11)	(0.02)	(0.08)	(3)	(11)

Milling Products: (3)	$(8)	$(2)	$(0.05)	$(0.01)	$(11)	$(3)
Severance, employee benefit, and other costs	(2)	(2)	(0.01)	(0.01)	(3)	(3)
Impairment charges	(13)	—	(0.09)	—	(17)	—
Gain on arbitration settlement	7	—	0.05	—	9	—

Sugar & Bioenergy: (4)	$(1,610)	$(29)	$(10.72)	$(0.21)	$(1,610)	$(30)
Severance, employee benefit, and other costs	(1)	(5)	(0.01)	(0.04)	(1)	(6)
Impairment charges	(2)	—	(0.01)	—	(2)	—
Charges related to assets classified as held for sale	(1,603)	—	(10.67)	—	(1,603)	—
Sugar restructuring charges	(4)	(8)	(0.03)	(0.06)	(4)	(8)
Loss on disposition of equity investment	—	(16)	—	(0.11)	—	(16)

Fertilizer: (5)	$—	$(2)	$—	$(0.01)	$(1)	$(3)
Severance, employee benefit, and other costs	—	(2)	—	(0.01)	—	(3)
Impairment charges	—	—	—	—	(1)	—

Income Taxes and Other: (6)	$30	$6	$0.20	$0.04	$—	$(12)
Income tax benefits	30	15	0.20	0.11	—	—
Loss on extinguishment of debt	—	(9)	—	(0.07)	—	(12)

Total	$(1,727)	$(79)	$(11.50)	$(0.56)	$(1,775)	$(108)

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Consolidated Earnings Data (Unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
(US$ in millions, except per share data)	2019	2018	2019	2018
Net sales	$10,323	$11,412	$30,357	$34,200
Cost of goods sold	(11,301)	(10,494)	(30,386)	(32,356)
Gross profit	(978)	918	(29)	1,844
Selling, general and administrative expenses	(329)	(333)	(969)	(1,054)
Foreign exchange gains (losses)	(129)	(20)	(147)	(116)
Other income (expense) – net	4	(19)	222	9
EBIT attributable to noncontrolling interest (a) (9)	(8)	(11)	(12)	(16)
Total Segment EBIT (8)	(1,440)	535	(935)	667
Interest income	8	7	22	21
Interest expense	(86)	(101)	(249)	(265)
Income tax (expense) benefit	28	(85)	(70)	(106)
Noncontrolling interest share of interest and tax (a) (9)	2	2	3	3
Income (loss) from continuing operations, net of tax	(1,488)	358	(1,229)	320
Income (loss) from discontinued operations, net of tax	—	7	—	12
Net income (loss) attributable to Bunge (9)	(1,488)	365	(1,229)	332
Convertible preference share dividends	(8)	(8)	(25)	(25)
Net income (loss) available to Bunge common shareholders	$(1,496)	$357	$(1,254)	$307

Net income (loss) per common share diluted attributable to Bunge common shareholders (10)
Continuing operations	$(10.57)	$2.39	$(8.87)	$2.08
Discontinued operations	—	0.05	—	0.08
Net income (loss) per common share - diluted	$(10.57)	$2.44	$(8.87)	$2.16
Weighted–average common shares outstanding - diluted	142	150	141	142

(a) The line items “EBIT attributable to noncontrolling interest” and “Noncontrolling interest share of interest and tax” when combined, represent consolidated Net (income) loss attributable to noncontrolling interests on a U.S. GAAP basis of presentation.

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Consolidated Segment Information (Unaudited)

Set forth below is a summary of certain earnings data and volumes by reportable segment.

	Quarter Ended September 30,		Nine Months Ended September 30,
(US$ in millions, except volumes)	2019	2018	2019	2018
Volumes (in thousands of metric tons):
Agribusiness	36,554	37,690	104,992	110,893
Edible Oil Products	2,462	2,332	7,099	6,601
Milling Products	1,131	1,151	3,349	3,463
Sugar & Bioenergy	1,083	1,955	2,727	4,972
Fertilizer	512	448	1,013	874

Net sales:
Agribusiness	$7,008	$7,905	$20,995	$24,092
Edible Oil Products	2,319	2,298	6,764	6,772
Milling Products	437	427	1,293	1,262
Sugar & Bioenergy	381	629	950	1,774
Fertilizer	178	153	355	300
Total	$10,323	$11,412	$30,357	$34,200
Gross profit:
Agribusiness	$249	$674	$798	$1,231
Edible Oil Products	160	134	452	383
Milling Products	40	58	130	175
Sugar & Bioenergy	(1,455)	19	(1,453)	17
Fertilizer	28	33	44	38
Total	$(978)	$918	$(29)	$1,844
Selling, general and administrative expenses:
Agribusiness	$(168)	$(173)	$(477)	$(536)
Edible Oil Products	(106)	(100)	(318)	(305)
Milling Products	(32)	(31)	(99)	(103)
Sugar & Bioenergy	(19)	(22)	(52)	(91)
Fertilizer	(5)	(7)	(12)	(19)
Other (7)	1	—	(11)	—
Total	$(329)	$(333)	$(969)	$(1,054)
Foreign exchange gains (losses):
Agribusiness	$(56)	$(23)	$(74)	$(116)
Edible Oil Products	5	(2)	4	2
Milling Products	—	4	3	4
Sugar & Bioenergy	(78)	3	(80)	—
Fertilizer	—	(2)	—	(6)
Total	$(129)	$(20)	$(147)	$(116)
Segment EBIT:
Agribusiness	$44	$464	$335	$612
Edible Oil Products	52	30	125	69
Milling Products	7	30	41	73
Sugar & Bioenergy	(1,554)	—	(1,589)	(87)
Fertilizer	21	23	28	12
Other (7)	(10)	(12)	125	(12)
Total Segment EBIT (8)	$(1,440)	$535	$(935)	$667

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Condensed Consolidated Balance Sheets (Unaudited)

	September 30,	December 31,
(US$ in millions)	2019	2018
Assets
Cash and cash equivalents	$291	$389
Trade accounts receivable, net	1,834	1,637
Inventories (11)	5,466	5,871
Assets held for sale	76	—
Other current assets	3,159	3,171
Total current assets	10,826	11,068
Property, plant and equipment, net	4,126	5,201
Operating lease assets	746	—
Goodwill and other intangible assets, net	1,307	1,424
Investments in affiliates	472	451
Other non-current assets	1,157	1,281
Total assets	$18,634	$19,425

Liabilities and Equity
Short-term debt	$1,825	$750
Current portion of long-term debt	65	419
Trade accounts payable	3,046	3,501
Current operating lease obligations	191	—
Liabilities held for sale	460	—
Other current liabilities	1,782	2,502
Total current liabilities	7,369	7,172
Long-term debt	4,581	4,203
Non-current operating lease obligations	520	—
Other non-current liabilities	1,102	1,248
Total liabilities	13,572	12,623
Redeemable noncontrolling interest	413	424
Total equity (15)	4,649	6,378
Total liabilities, redeemable noncontrolling interest and equity	$18,634	$19,425

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Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
(US$ in millions)	2019	2018
Operating Activities
Net income (loss) (9)	$(1,220)	$345
Adjustments to reconcile net income (loss) to cash provided by (used for) operating activities:
Foreign exchange (gain) loss on net debt	152	134
Depreciation, depletion and amortization	428	463
Deferred income tax (benefit)	(19)	11
Impairment charges	1,664	5
Other, net	1	110
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Trade accounts receivable	(314)	(159)
Inventories	(55)	(2,465)
Secured advances to suppliers	(302)	(195)
Trade accounts payable and accrued liabilities	(298)	182
Advances on sales	(172)	(157)
Net unrealized gain (loss) on derivative contracts	(320)	23
Margin deposits	145	(266)
Marketable securities	(309)	92
Beneficial interest in securitized trade receivables	(767)	(1,439)
Other, net	73	31
Cash provided by (used for) operating activities	(1,313)	(3,285)
Investing Activities
Payments made for capital expenditures	(378)	(318)
Acquisitions of businesses (net of cash acquired)	—	(968)
Proceeds from investments	373	1,080
Payments for investments	(342)	(1,163)
Settlement of net investment hedges	(45)	124
Proceeds from beneficial interest in securitized trade receivables	800	1,432
Payments for investments in affiliates	(9)	(3)
Other, net	25	40
Cash provided by (used for) investing activities	424	224
Financing Activities
Net borrowings (repayments) of short-term debt	1,069	1,799
Net proceeds (repayments) of long-term debt	(27)	1,142
Proceeds from the exercise of options for common shares	8	11
Dividends paid to common and preference shareholders	(237)	(225)
Other, net	(17)	(18)
Cash provided by (used for) financing activities	796	2,709
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(7)	18
Net increase (decrease) in cash and cash equivalents and restricted cash	(100)	(334)
Cash and cash equivalents and restricted cash - beginning of period	393	605
Cash and cash equivalents and restricted cash - end of period	$293	$271

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➢	Definition and Reconciliation of Non-GAAP Measures

This earnings release contains certain “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934. Bunge has reconciled these non-GAAP financial measures to the most directly comparable U.S. GAAP measures below. These measures may not be comparable to similarly titled measures used by other companies.

Total Segment EBIT and Total Segment EBIT, adjusted

Bunge uses total segment earnings before interest and taxes (“Total Segment EBIT”) to evaluate Bunge’s operating performance. Total Segment EBIT excludes EBIT attributable to noncontrolling interests and is the aggregate of each of our five reportable segments’ earnings before interest and taxes. Total Segment EBIT, adjusted, is calculated by excluding certain gains and charges as described above in “Additional Financial Information” from Total Segment EBIT. Total Segment EBIT and Total Segment EBIT, adjusted are non-GAAP financial measures and are not intended to replace net income (loss) attributable to Bunge, the most directly comparable U.S. GAAP financial measure. Bunge’s management believes these non-GAAP measures are a useful measure of its reportable segments’ operating profitability, since the measures allow for an evaluation of segment performance without regard to their financing methods or capital structure. For this reason, operating performance measures such as these non-GAAP measures are widely used by analysts and investors in Bunge’s industries. These non-GAAP measures are not a measure of consolidated operating results under U.S. GAAP and should not be considered as an alternative to net income (loss) or any other measure of consolidated operating results under U.S. GAAP.

Below is a reconciliation of Net income attributable to Bunge to Total Segment EBIT, adjusted:

	Quarter Ended September 30,		Nine Months Ended September 30,
(US$ in millions)	2019	2018	2019	2018
Net income (loss) attributable to Bunge	$(1,488)	$365	$(1,229)	$332
Interest income	(8)	(7)	(22)	(21)
Interest expense	86	101	249	265
Income tax expense (benefit)	(28)	85	70	106
(Income) loss from discontinued operations, net of tax	—	(7)	—	(12)
Noncontrolling interest share of interest and tax	(2)	(2)	(3)	(3)
Total Segment EBIT	(1,440)	535	(935)	667
Certain (gains) and charges	1,744	38	1,775	108
Total Segment EBIT, adjusted	$304	$573	$840	$775

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➢	Net Income (loss) per common share from continuing operations–diluted, adjusted

Net income (loss) per common share from continuing operations-diluted, adjusted, excludes certain gains and charges and discontinued operations and is a non-GAAP financial measure. This measure is not a measure of earnings per common share-diluted, the most directly comparable U.S. GAAP financial measure. It should not be considered as an alternative to earnings per share-diluted or any other measure of consolidated operating results under U.S. GAAP.  Net income (loss) per common share from continuing operations-diluted, adjusted is a useful measure of the Company’s profitability.

Below is a reconciliation of Net income attributable to Bunge to Net income (loss) - adjusted (excluding certain gains & charges and discontinued operations).

	Quarter Ended September 30,		Nine Months Ended September 30,
(US$ in millions, except per share data)	2019	2018	2019	2018
Net Income (loss) attributable to Bunge	$(1,488)	$365	$(1,229)	$332
Adjusted for certain gains and charges:
Severance, employee benefit, and other costs	8	7	22	37
Impairment charges	107	—	121	—
Sugar restructuring charges	1	2	4	8
Expired indemnification asset	11	—	11	—
Acquisition and integration costs	—	1	3	11
Gain on arbitration settlement	—	—	(7)	—
(Gain) loss, net on disposition of equity interest and subsidiary	—	14	—	29
Charges related to assets classified as held for sale	1,603	—	1,603	—
Loss on debt extinguishment	—	9	—	9
Income tax charges (benefits)	(30)	(15)	(30)	(15)
Adjusted Net Income attributable to Bunge	212	383	498	411
Discontinued operations	—	(7)	—	(12)
Convertible preference shares dividends	—	—	—	(25)
Net income (loss) - adjusted (excluding certain gains & charges and discontinued operations)	$212	$376	$498	$374
Weighted-average common shares outstanding - diluted, adjusted	150	150	150	142
Net income (loss) per common share - diluted, adjusted (excluding certain gains & charges and discontinued operations)	$1.41	$2.52	$3.32	$2.64

Weighted-average common shares outstanding - diluted	142	150	141	142
Adjustment for stock options, restricted stock units, and convertible preference shares (14)	8	—	9	—
Weighted-average common shares outstanding - diluted, adjusted	150	150	150	142

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Below is a reconciliation of Net income (loss) per common share from continuing operations - diluted, adjusted (excluding certain gains & charges and discontinued operations) to Net income (loss) per common share–diluted:

	Quarter Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Continuing operations:
Net income (loss) per common share - diluted adjusted (excluding certain gains & charges and discontinued operations)	$1.41	$2.52	$3.32	$2.64
Certain gains & charges (see Additional Financial Information section)	(11.30)	(0.13)	(11.50)	(0.56)
Dilutive share basis difference - GAAP vs. Adjusted (14)	(0.68)	—	(0.69)	—
Net income (loss) per common share - continuing operations	(10.57)	2.39	(8.87)	2.08
Discontinued operations:	—	0.05	—	0.08
Net income (loss) per common share - diluted	$(10.57)	$2.44	$(8.87)	$2.16

➢	Severance, Employee Benefit and Other Costs

The following table summarizes the costs incurred as part of the Global Competitiveness Program (“GCP”) and other associated cost reduction and strategic initiatives.

	Quarter Ended September 30, 2019				Quarter Ended September 30, 2018
	Severance and Employee Benefit Costs	Consulting and Professional Services	Other Program Costs	Total Costs	Severance and Employee Benefit Costs	Consulting and Professional Services	Total Costs
Global Competitiveness Program:
Agribusiness	$3	$1	$1	$5	$1	$4	$5
Edible Oil Products	1	—	1	2	—	1	1
Milling Products	1	—	1	2	—	—	—
Sugar & Bioenergy	1	—	—	1	—	1	1
Fertilizer	—	—	—	—	—	—	—
Costs included in Selling, general and administrative expenses	6	1	3	10	1	6	7
Other associated cost reduction and strategic initiatives:
Costs included in Cost of goods sold	1	—	—	1	2	—	2
Total GCP and Other costs	$7	$1	$3	$11	$3	$6	$9

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	Nine Months Ended September 30, 2019				Nine Months Ended September 30, 2018
	Severance and Employee Benefit Costs	Consulting and Professional Services	Other Program Costs	Total Costs	Severance and Employee Benefit Costs	Consulting and Professional Services	Total Costs
Global Competitiveness Program:
Agribusiness	$10	$3	$4	$17	$8	$16	$24
Edible Oil Products	3	1	1	5	2	4	6
Milling Products	2	—	1	3	—	2	2
Sugar & Bioenergy	—	—	1	1	2	4	6
Fertilizer	—	—	—	—	—	1	1
Costs included in Selling, general and administrative expenses	15	4	7	26	12	27	39
Other associated cost reduction and strategic initiatives:
Costs included in Cost of goods sold	2	—	—	2	8	—	8
Total GCP and Other costs	$17	$4	$7	$28	$20	$27	$47

In July 2017, Bunge announced a comprehensive global competitiveness program to improve its cost position and deliver increased value to shareholders. Baseline total SG&A for 2017 was $1.45 billion. There was $100 million of SG&A determined not to be addressable through the GCP, leaving 2017 addressable baseline SG&A of $1.35 billion (“Addressable Baseline”). The items that are not addressable by the GCP relate to costs other than direct spending and personnel costs, such as amortization, bad debt charges and recoveries and financing fees and taxes.

GCP savings are determined by comparing Adjusted Actual Addressable SG&A to the Addressable Baseline. Adjusted Actual Addressable SG&A is equal to the total reported SG&A minus the items not addressable by the GCP, plus or minus items such as:

•	GCP program costs which include severance and related employee costs, consulting and professional costs and other costs specifically designated to the program,

•	Changes in inflation and foreign exchange rates as compared to Addressable Baseline assumptions,

•	Perimeter changes relating to acquisitions and divestitures and corporate transactions,

•	Changes in variable compensation relating to business performance as compared to the Addressable Baseline assumptions, and

•	Identified investments in new or enhanced capabilities.

We expect to reduce Actual Addressable SG&A from the Addressable Baseline level of $1.35 billion to $1.1 billion by the end of 2019, achieving $250 million in run-rate savings by the end of 2019.

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➢	Notes

(1) Agribusiness:

2019 third quarter EBIT includes charges related to the GCP of $5 million ($3 million for severance and other employee benefit costs and $2 million for other program costs), all of which was included in Selling, general and administrative expenses (SG&A). 2019 third quarter EBIT also includes $1 million for severance and other employee benefits costs related to other industrial initiatives recorded in Cost of goods sold (COGS). 2019 third quarter EBIT also includes $92 million of impairment charges, of which $79 million was recorded in COGS related to PP&E at various facilities associated with portfolio rationalization initiatives and $13 million was recorded in SG&A related to the relocation of the company’s global headquarters. Additionally, an $11 million charge was recorded in SG&A on the reversal of an indemnification asset related to uncertain tax positions (see Note 6 below for related income tax impact).

2018 third quarter EBIT includes charges related to the GCP of $5 million ($1 million for severance and other employee benefit costs and $4 million for other program costs), all of which was included in SG&A. 2018 third quarter EBIT also includes $2 million for severance and other employee benefits related to other industrial initiatives recorded in COGS and a $14 million loss on the sale of an equity investment.

EBIT for the nine months ended September 30, 2019 includes charges related to the GCP of $17 million ($10 million for severance and other employee benefit costs and $7 million for other program costs), all of which was included in SG&A. EBIT for the nine months ended September 30, 2019 also includes $1 million for severance and other employee benefits costs related to other industrial initiatives recorded in COGS. Additionally, EBIT for the nine months ended September 30, 2019 includes $98 million of impairment charges, of which $84 million was recorded in COGS related to PP&E at various facilities associated with portfolio rationalization initiatives and $13 million was recorded in SG&A related to the relocation of the company’s global headquarters. Additionally, an $11 million charge was recorded in SG&A on the reversal of an indemnification asset related to uncertain tax positions (see Note 6 below for related income tax impact).

EBIT for the nine months ended September 30, 2018 includes charges related to the GCP of $24 million ($8 million for severance and other employee benefit costs and $16 million for other program costs), all of which was included in SG&A. EBIT for the nine months ended September 30, 2018 also includes $6 million for severance and other employee benefits related to other industrial initiatives recorded in COGS and a net $13 million loss on sales of an equity investment and a subsidiary.

(2) Edible Oil Products:

2019 third quarter EBIT includes charges related to the GCP of $2 million ($1 million for severance and other employee benefit costs and $1 million for other program costs), all of which was included in SG&A. 2019 third quarter EBIT also includes $17 million of impairment charges, of which $12 million was recorded in COGS related to PP&E at various facilities associated with portfolio rationalization initiatives and $5 million was recorded in SG&A related to the relocation of the company’s global headquarters.

2018 third quarter EBIT includes charges related to the GCP of $1 million for other program costs, all of which was included in SG&A. Additionally, $1 million of acquisition and integration costs related to the acquisition of IOI Loders Croklaan were incurred, all of which were included within SG&A.

EBIT for the nine months ended September 30, 2019 includes charges related to the GCP of $5 million ($3 million for severance and other employee benefit costs and $2 million for other program costs), all of which was included in SG&A. EBIT for the nine months ended September 30, 2019 also includes $1 million for severance and other employee benefits costs related to other industrial initiatives recorded in COGS. EBIT for the nine months ended September 30, 2019 also includes $17 million of impairment charges, of which $12 million was recorded in COGS related to PP&E at various facilities associated with portfolio rationalization initiatives and $5 million was recorded in SG&A related to the relocation of the company’s global headquarters. Additionally, $3 million of acquisition and integration costs related to the acquisition of IOI Loders Croklaan were incurred, all of which were included within SG&A.

EBIT for the nine months ended September 30, 2018 includes charges related to the GCP of $6 million ($2 million for severance and other employee benefit costs and $4 million for other program costs), all of which was included in SG&A. Additionally, $11 million of acquisition and integration costs related to the acquisition of IOI Loders Croklaan were incurred, all of which were included within SG&A.

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(3) Milling Products:

2019 third quarter EBIT includes charges related to the GCP of $2 million ($1 million for severance and other employee benefit costs and $1 million for other program costs), all of which was included in SG&A. 2019 third quarter EBIT also includes $6 million of impairment charges, of which $5 million was recorded in COGS related to portfolio rationalization initiatives and $1 million was recorded in SG&A related to the relocation of the company’s global headquarters.

EBIT for the nine months ended September 30, 2019 includes charges related to the GCP of $3 million ($2 million for severance and other employee benefit costs and $1 million for other program costs), all of which was included in SG&A. EBIT for the nine months ended September 30, 2019 also includes $17 million of impairment charges, of which $16 million was recorded in COGS related to portfolio rationalization initiatives and $1 million was recorded in SG&A related to the relocation of the company’s global headquarters, as well as a gain from an arbitration settlement of $9 million in the U.S.

EBIT for the nine months ended September 30, 2018 includes charges related to the GCP of $2 million for other program costs, all of which was included in SG&A. EBIT for the nine months ended September 30, 2018 also includes $1 million for severance and other employee benefits related to other industrial initiatives recorded in COGS.

(4) Sugar & Bioenergy:

2019 third quarter EBIT includes charges related to the GCP of $1 million for severance and other employee benefit costs, all of which was included in SG&A. 2019 third quarter EBIT also includes impairment charges of $1,524 million and foreign currency losses on intercompany loans of $79 million due to such loans no longer being classified as permanently invested, associated with the classification of our Brazilian sugar and bioenergy operations as held for sale. Additionally, 2019 third quarter EBIT includes $2 million of impairment charges related to the relocation of the company’s global headquarters recorded in SG&A. Sugar restructuring charges of $1 million were also recorded in COGS.

2018 third quarter EBIT includes charges related to the GCP of $1 million for other program costs, all of which was included in SG&A. 2018 third quarter EBIT also includes Sugar restructuring charges of $2 million recorded in COGS.

EBIT for the nine months ended September 30, 2019 includes charges related to the GCP of $1 million for other program costs, all of which was included in SG&A. EBIT for the nine months ended September 30, 2019 also includes impairment charges of $1,524 million and foreign currency losses on intercompany loans of $79 million due to such loans no longer being classified as permanently invested, associated with the classification of our Brazilian sugar and bioenergy operations as held for sale. Additionally, EBIT for the nine months ended September 30, 2019 includes $2 million of impairment charges related to the relocation of the company’s global headquarters recorded in SG&A. Sugar restructuring charges of $4 million were also recorded in COGS.

EBIT for the nine months ended September 30, 2018 includes charges related to the GCP of $6 million ($2 million for severance and other employee benefit costs and $4 million for other program costs), all of which was included in SG&A. EBIT for the nine months ended September 30, 2018 also includes Sugar restructuring charges of $8 million recorded in COGS and a loss of $16 million on the sale of an equity investment in Brazil, recorded in Other income (expense) - net.

(5) Fertilizer:

EBIT for the three and nine months ended September 30, 2019 includes $1 million of impairment charges related to the relocation of the company’s global headquarters recorded in SG&A.

EBIT for the nine months ended September 30, 2018 includes charges related to the GCP of $1 million for other program costs, all of which was included in SG&A. EBIT for the nine months ended September 30, 2018 also includes $2 million for severance and other employee benefits related to other industrial initiatives recorded in COGS.

(6) Income Taxes and Other:

In the three and nine months ended September 30, 2019, income tax benefits includes $19 million for the favorable resolution of uncertain tax positions in Asia. Additionally, $11 million of tax benefits were recorded associated with the lapse of statute of limitations on unrecognized tax benefits in Europe.

2018 EBIT for the three and nine months ended September 30, includes a loss on the extinguishment of debt of $12 million.

In the three and nine months ended September 30, 2018, income tax benefits includes $15 million for the favorable resolution of uncertain tax positions in North America.

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Notes to Financial Tables:

(7)	Other represents amounts attributable to corporate and other items not allocated to the reportable segments.

(8)        See Definition and Reconciliation of Non-GAAP Measures.

(9)        A reconciliation of Net income (loss) attributable to Bunge to Net income (loss) is as follows:

	Nine Months Ended September 30,
	2019	2018
Net income (loss) attributable to Bunge	$(1,229)	$332
EBIT attributable to noncontrolling interest	12	16
Noncontrolling interest share of interest and tax	(3)	(3)
Net income (loss)	$(1,220)	$345

(10)	Approximately 8 million outstanding stock options and contingently issuable restricted stock units were not dilutive and not included in the weighted-average number of common shares outstanding for the three and nine months ended September 30, 2019. Additionally, approximately 8 million weighted-average common shares that are issuable upon conversion of the convertible preference shares were not dilutive and not included in the weighted-average number of shares outstanding for the three and nine months ended September 30, 2019.

Approximately 5 million and 4 million outstanding stock options and contingently issuable restricted stock units were not dilutive and not included in the weighted-average number of common shares outstanding for the three and nine months ended September 30, 2018, respectively. Additionally, approximately 8 million weighted-average common shares that are issuable upon conversion of the convertible preference shares were not dilutive and not included in the weighted-average number of shares outstanding for the nine months ended September 30, 2018.

(11)	Includes readily marketable inventories of $4,437 million and $4,532 million at September 30, 2019 and December 31, 2018, respectively. Of these amounts, $3,287 million and $3,374 million, respectively, can be attributable to merchandising activities.

(12)	The Oilseed business included in our Agribusiness segment consists of our global activities related to the crushing of oilseeds (including soybeans, canola, rapeseed and sunflower seed) into protein meals and vegetable oils; the trading and distribution of oilseeds and oilseed products; and biodiesel production, which is partially conducted through joint ventures.

The Grains business included in our Agribusiness segment consists primarily of our global grain origination activities, which principally conduct the purchasing, cleaning, drying, storing and handling of corn, wheat, barley, rice and oilseeds at our network of grain elevators; the logistical services for distribution of these commodities to our customer markets through our port terminals and transportation assets (including trucks, railcars, barges and ocean vessels); and financial services and activities for customers from whom we purchase commodities and other third parties.

(13)	A reconciliation of Cash provided by (used for) operating activities to Adjusted funds from operations is as follows:

Trailing Four Quarters Ended September 30, 2019
Cash provided by (used for) operating activities	$708
Foreign exchange gain (loss) on net debt	(157)
Working capital changes	458
Adjusted funds from operations	$1,009

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(14)	For the reconciliation of Net income (loss) per common share - diluted adjusted (excluding certain gains & charges and discontinued operations) or (“Adjusted EPS”) to Net income (loss) per common share - diluted or (“GAAP EPS”), the item “Dilutive share basis difference - GAAP vs. Adjusted” represents the impact of using different weighted-average common shares outstanding in the denominators of the respective EPS calculations. The use of different denominators is necessary as, on a GAAP basis, the company was in a net loss position, and as such no additional dilutive shares were used in the GAAP EPS calculation, as such impact would be antidilutive. However, on an adjusted basis, after excluding certain gains and charges, the company is in an adjusted net income position, which necessitates the use of additional dilutive shares associated with stock options, restricted stock units, and shares issuable upon the conversion of the convertible preference shares in the Adjusted EPS calculation.

(15)	During the period the company’s sugar and bioenergy assets are held for sale, total Bunge shareholders’ equity has been reduced by an impairment charge of $1,524 million associated with the formation of a 50/50 joint venture relating to the company’s sugar and bioenergy operations in Brazil. Included in the impairment charges of $1,524 million recorded in the third quarter, were cumulative foreign currency translation losses totaling $1,491 million. These cumulative currency translation effects are recorded as “Foreign currency translation adjustments” in accumulated other comprehensive income and will be released from accumulated other comprehensive income when the transaction closes. Accordingly, upon close, this release of cumulative currency translation effects will substantially offset the reduction of total equity from the impairment charge recorded in the quarter ended September 30, 2019.

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